Exhibit 99.1

ADESA, Inc. Buys Back Additional 1.18 Million Shares

CARMEL, Ind., Jan 05, 2005 /PRNewswire-FirstCall via COMTEX/ — ADESA, Inc. (NYSE: KAR) today announced that during the fourth quarter of 2004, the Company repurchased 1.18 million additional shares on the open market at an average price of $20.02 per share. Previously, on October 24th, 2004, ADESA announced that it had repurchased 3.2 million shares from certain employee benefit plans of ALLETE, Inc., its former parent company. In total, the Company repurchased 4.38 million shares during the fourth quarter of 2004 at a cost of $86.7 million.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The Company’s operations span North America with 53 ADESA used vehicle auction sites, 28 Impact salvage vehicle auction sites and 83 AFC loan production offices. For further information on ADESA, Inc., visit the Company’s Web site at http://www.adesainc.com .

SOURCE ADESA, Inc.

Analyst Contact: Paul J. Lips, +1-317-249-4240, pjlips@adesa.com , Media Contact:

Julie Vincent, +1-317-249-4233, jvincent@adesa.com , both of ADESA, Inc.

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